EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Upstream Biosciences Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

     (1) the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2013

                                   By: /s/ Charles El-Moussa
                                       -----------------------------------------
                                       Charles El-Moussa
                                       Chief Executive Officer, Chief Financial
                                       Officer, President, Secretary, Treasurer
                                       and Director (Principal Executive
                                       Officer, Principal Financial Officer and
                                       Principal Accounting Officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Upstream Biosciences Inc. and will be retained by Upstream Biosciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.